Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common stock, par value $0.01 per share, of Tuesday Morning Corporation, a Delaware corporation, and further agree that this Joint Filing Agreement be included as an exhibit to such joint filings.

In evidence thereof, each of the undersigned hereby executes this Joint Filing Agreement as of September 22, 2022.

TASCR Ventures, LLC

By:	/s/ Tai A. Lopez	09/22/2022
Name: Tai A. Lopez Title: Chief Executive Officer

Clicks to Bricks, LLC

By:	/s/ Tai A. Lopez	09/22/2022
Name: Tai A. Lopez Title: President

Retail Ecommerce Ventures LLC

By:	/s/ Tai A. Lopez	09/22/2022
Name: Tai A. Lopez Title: Chief Executive Officer

By:	/s/ Tai A. Lopez	09/22/2022
Name: Tai A. Lopez

By:	/s/ Alexander Mehr	09/22/2022
Name: Alexander Mehr

TM21, LLC

By:	/s/ Siddhartha D. Pagidipati	09/22/2022
Name: Siddhartha D. Pagidipati Title: Manager

Ayon Capital, L.L.C.

By:	/s/ Siddhartha D. Pagidipati	09/22/2022
Name: Siddhartha D. Pagidipati Title: Manager